RILA/IND(5/21) 1 PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION, PHOENIX, ARIZONA Service Office Address: [P.O. Box 7960 Philadelphia, PA 19176 Toll Free: 1-888-PRU-2888 Website:www.prudential.com] Please read this contract (the “Annuity”) carefully; it is a legal contract between you and Prudential Annuities Life Assurance Corporation. Unless you direct otherwise, we will pay the named Owner(s), on the Annuity Payment Date, the first of a series of annuity payments, the frequency, period, and dollar amounts of which are determined in accordance with the terms and conditions of the annuity option payable, provided that both you and the Annuitant(s) are then living. This Annuity is issued subject to its provisions and in consideration of any Purchase Payments you make and we accept. RIGHT TO CANCEL: You may cancel this Annuity for a refund by notification to us in Good Order or by returning the Annuity to our Service Office or to the representative who sold it to you within 10 days after you receive it (30 days if the Annuity is being issued as a replacement for another annuity contract or a life insurance policy). Return of this Annuity by mail is effective on being postmarked, properly addressed and postage prepaid. The amount of the refund will equal the Account Value as of the Valuation Day we receive the returned Annuity at our Service Office or the cancellation request in Good Order, plus any fees, charges or Tax Charges deducted from the Purchase Payment upon allocation to the Annuity. Signed for Prudential Annuities Life Assurance Corporation: [ ] [ ] Secretary President This Contract contains Index Strategies and Variable Sub-Account(s). For Purchase Payments allocated to the Index Strategies, the Account Value increases or decreases based on the performance of the Indexes. For Purchase Payments allocated to the Variable Sub-Account(s), the Account Value increases or decreases based on the experience of the Variable Separate Account. Although the Account Value may be affected by an Index, the Annuity does not participate directly in any Index. INDIVIDUAL SINGLE PREMIUM DEFERRED INDEX-LINKED AND VARIABLE ANNUITY. NON-PARTICIPATING. PAYOUT OPTIONS ARE SPECIFIED IN THE ANNUITY. OTHER PAYOUT OPTIONS MAY BE MADE AVAILABLE.

RILA/IND(5/21) 2 TABLE OF CONTENTS ANNUITY SCHEDULE ........................................................................................... 3 ANNUITY TABLES .................................................................................................. 5 INDEX STRATEGY ENDORSEMENTS………………………………………………..7 DEFINITIONS .......................................................................................................... 14 PURCHASE PAYMENT .......................................................................................... 16 ACCOUNT VALUE .................................................................................................. 16 ALLOCATION OF ACCOUNT VALUE ................................................................... 17 OPERATION OF THE SEPARATE ACCOUNT(S) ................................................. 18 CHARGES ............................................................................................................... 19 RIGHTS AND DESIGNATIONS .............................................................................. 19 DISTRIBUTIONS ..................................................................................................... 20 DEATH BENEFIT .................................................................................................... 22 ANNUITY PAYOUT OPTIONS ................................................................................ 23 GENERAL PROVISIONS ........................................................................................ 24

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RILA/IND(5/21) 8 DEFINITIONS Account Value: The Interim Value for each Index Strategy plus the total value of all allocations to the Variable Sub-Account(s) on any Valuation Day other than the Index Strategy Start Date and Index Strategy End Date. The Interim Value does not apply to an Index Strategy on the Index Strategy Start Date and the Index Strategy End Date. On an Index Strategy Start Date, the Index Strategy Base applicable to that Index Strategy would be used instead of the Interim Value. On an Index Strategy End Date, the Index Strategy Base plus the Index Credit, less any withdrawals or charges assessed for any benefits provided by rider or endorsement, applicable to that Index Strategy would be used instead of the Interim Value. Accumulation Period: The period of time from the Issue Date through the last Valuation Day immediately preceding the Annuity Date. Allocation Options: A Variable Sub-Account, Index Strategy or other option we make available as of any given time to which Account Value may be allocated. Annuitant/Joint Annuitant: The natural person(s) named in the Annuity Schedule upon whose life or lives the annuity payments are based. Annuity Date: The date on which we apply your Account Value to the applicable annuity payout option and begin the Payout Period. Annuity Payment Date: The date the first annuity payment is payable. Annuity Year: The twelve month period beginning on the Issue Date and continuing through and including the day immediately preceding the first anniversary of the Issue Date. Subsequent Annuity Years begin on the anniversary of the Issue Date and continue through and include the day immediately preceding the next anniversary of the Issue Date. Beneficiary(ies): The natural person(s) or entity(ies) designated as the recipient of the Death Benefit, or to whom any payments may be paid in accordance with the “Annuity Payout Options” section of the Annuity. Code or Internal Revenue Code: The Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder. Contingent Annuitant: The natural person named in the Annuity Schedule who becomes the Annuitant upon the death of Annuitant prior to the Annuity Date. Contract Anniversary: the annual anniversary of the Issue Date. Due Proof of Death: Due Proof of Death is satisfied when we receive all of the following in Good Order: (a) a death certificate or documentation acceptable to us, (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds; and (c) any applicable election of the method of payment of the Death Benefit or election of Spousal Continuation, if not previously elected by the Owner(s), by at least one Beneficiary. General Account: Our general investment account which contains all of our assets with the exception of the Variable Separate Account(s) and other segregated asset accounts. Good Order: Good Order is the standard that we apply when we determine whether an instruction is satisfactory. An instruction will be considered in Good Order if it is received at our Service Office: (a) in a manner that is satisfactory to us such that it is sufficiently complete and clear that we do not need to exercise any discretion to follow such instruction and complies with all relevant laws and regulations; (b) on specific forms, or by other means we then permit (such as via telephone or electronic transmission); and/or (c) with any signatures and dates as we may require. We will notify you if an instruction is not in Good Order. Holding Account: A Variable Sub-Account we make available and designate as such.

RILA/IND(5/21) 9 Index: The underlying Index or exchange traded fund used to value the Index Return based on the performance of the Index Strategies. Index Anniversary Date: The same day, each calendar year, as the day of the initial allocation to an Index Strategy (Index Effective Date). You may allocate available Account Value to a new Index Strategy(ies) or to the Variable Sub-Accounts or other options we make available on this date. You may allocate available Account Value to the same Index Strategy(ies) on this date once the Index Strategy(ies) has reached the Index Strategy End Date. Index Credit: The percent of Index Return used to calculate the amount credited to an Index Strategy on an Index Strategy End Date. Index Credit can be positive or negative and may be expressed as a dollar amount or percentage. Index Effective Date: The first day of the first Index Strategy allocation. This is also the Issue Date of the contract. Index Return: The percentage change in the Index Value from the Index Strategy Start Date to the Index Strategy End Date, which is used to determine the Index Credit for an Index Strategy. Index Strategy(ies): Any of the index linked Allocation Options we make available in the Annuity for crediting interest based on the underlying Index associated with the Index Strategy, Buffer and Index Strategy Term. We may offer other Index Strategies from time to time, subject to our rules. Index Strategy Base: The amount of Account Value allocated to an Index Strategy on an Index Strategy Start Date. The Index Strategy Base is used in the calculation of any Index Credit and in the calculation of the Interim Value. The Index Strategy Base is reduced for any transfers, withdrawals or charges assessed for any benefits provided by rider or endorsement that occur between the Index Strategy Start and End Dates in the same proportion that the total transfer, withdrawal or charge amount reduced the Interim Value. Index Strategy End Date: The last day of an Index Strategy Term. This is the day any applicable Index Credit will be credited to the Index Strategy. Index Strategy Start Date: The first day of an Index Strategy Term. Index Strategy Term: The time period allocated to each Index Strategy. The Index Strategy Term begins on the Index Strategy Start Date and ends on the Index Strategy End Date. Index Value: The value of the Index that is published by the Index provider at the close of each day that the Index is calculated. If an Index Value is not published for a particular Valuation Day, the closing Index Value of the next published Valuation Day will be used. Interim Value: The value of an Index Strategy on any Valuation Day during an Index Strategy Term other than the Index Strategy Start Date and Index Strategy End Date. The Interim Value is a calculated value (as described in each Index Strategy Endorsement) and is used when a withdrawal, Death Benefit payment, transfer, annuitization, surrender or when a charge assessed for any benefits provided by rider or endorsement occurs between an Index Strategy Start Date and Index Strategy End Date. During an Index Strategy Term, the Interim Value is included in the Account Value and Surrender Value. When we calculate the Interim Value, we obtain market data for the derivative pricing each Valuation Day from outside vendors. If these values are available and we are delayed in receiving them and cannot calculate an Interim Value, we will use the prior Valuation Day’s Interim Value. Issue Date: The effective date of your Annuity, as shown in the Annuity Schedule. Owner(s): The natural person(s) or entity shown as Owner in the Annuity Schedule unless later changed. Payout Period: The period starting on the Annuity Date and during which annuity payments are made. Portfolio: An underlying mutual fund, or series thereof, in which a Sub-Account of the Separate Account invests.

RILA/IND(5/21) 10 Purchase Payment : A cash consideration in the currency of the United States of America given to us in exchange for the rights, privileges and benefits outlined in this Annuity. We may deduct any fees, charges or applicable Tax Charges prior to allocation to the Allocation Options you select. Service Office Address: The location shown on the cover page of the Annuity where all requests and payments regarding this Annuity are to be sent. We refer to this as our “Service Office.” The Service Office Address may be changed at any time. We will notify you in advance of any change in address. Surrender Value: The Account Value less any applicable Contingent Deferred Sales Charge, any applicableTax Charges, and any charges assessed for any benefits provided by rider or endorsement upon surrender. Unit: A share of participation in a Variable Sub-Account used to calculate your Account Value prior to the Annuity Date. Unit Price: The value of each Unit of a Variable Sub-Account on a Valuation Day. Valuation Day: Every day the New York Stock Exchange is open for trading or any other day that the Securities and Exchange Commission requires Portfolios or unit investment trusts to be valued, and an Index Value is published. Valuation Period: The period of time between the close of business of the New York Stock Exchange on successive Valuation Days. Variable Sub-Account: A division of the Variable Separate Account(s). we, us, our: Prudential Annuities Life Assurance Corporation. you, your: The Owner(s) shown in the Annuity Schedule. PURCHASE PAYMENT Allocation of your Purchase Payment: Issuance of an Annuity represents our acceptance of your Purchase Payment. The amount and allocation of your Purchase Payment is shown in the Annuity Schedule. No additional Purchase Payments are accepted after the Issue Date. ACCOUNT VALUE Account Value in the Index Strategy(ies): At any time after the Issue Date, on any Valuation Day other than the Index Strategy Start Date and Index Strategy End Date, the portion of Account Value allocated to an Index Strategy is equal to the Interim Value for each Index Strategy as described in the Index Strategy Endorsements. The Interim Value does not apply to an Index Strategy on the Index Strategy Start Date and the Index Strategy End Date. On an Index Strategy Start Date, the Index Strategy Base applicable to that Index Strategy would be used instead of the Interim Value. On an Index Strategy End Date, the Index Strategy Base plus the Index Credit, less any withdrawals or charges assessed for any benefits provided by rider or endorsement, applicable to that Index Strategy would be used instead of the Interim Value. Account Value in the Variable Sub-Accounts: We determine your Account Value separately for each Variable Sub-Account we make available. To determine the Account Value in each Variable Sub-Account, we multiply the Unit Price, as of the Valuation Day for which the calculation is being made, by the number of Units attributable to your Annuity in that Variable Sub-Account as of that Valuation Day. Units: The number of Units attributable to this Annuity in a Variable Sub-Account is the number of Units purchased less the number of Units liquidated. We determine the number of Units involved in any transaction specified in dollars by dividing the dollar value of the transaction by the Unit Price of the affected Variable Sub- Account as of the Valuation Day applicable to such transaction.

RILA/IND(5/21) 11 Unit Price: The Unit Price for each Variable Sub-Account is the net investment factor for that Valuation Period, multiplied by the Unit Price for the immediately preceding Valuation Day. The Unit Price for a Valuation Period applies to each Valuation Day in the period. Net Investment Factor: Each Variable Sub-Account has a net investment factor. The net investment factor is an index that measures the investment performance of, and charges assessed against, a Variable Sub-Account from one Valuation Period to the next. The net investment factor for a Valuation Period is (a) divided by (b), less (c), where: (a) is the net result of: (1) the net asset value per share of the Portfolios held by that Variable Sub-Account at the end of the current Valuation Period plus the per share amount of any dividend or capital gain distribution declared and unpaid (accrued) by the Portfolio, plus or minus (2) any per share charge or credit during the current Valuation Period as a provision for taxes attributable to the operation or maintenance of that Variable Sub-Account. (b) is the net result of: (1) the net asset value per share of the Portfolios held by that Variable Sub-Account at the end of the preceding Valuation Period plus the per share amount of any dividend or capital gain distribution declared and unpaid (accrued) by the Portfolio, plus or minus (2) any per share charge or credit during the preceding Valuation Period as a provision for taxes attributable to the operation or maintenance of the Variable Sub-Account. (c) is the Insurance Charge and any applicable charge assessed against a Variable Sub-Account for any Rider attached to this Annuity corresponding to the portion of the 365 day year (366 for a leap year) that is in the current Valuation Period. We value the assets in the Variable Sub-Account(s) at their fair market value in accordance with accepted accounting practices and applicable laws and regulations. The net investment factor may be greater than, equal to, or less than one. ALLOCATION OF ACCOUNT VALUE You may allocate your Account Value among the Allocation Options we make available, excluding any Allocation Options to which you are not permitted to electively allocate or transfer Account Value. We may limit the availability of Allocation Options for transfers. The Variable Sub-Account(s) available for allocation of Account Value are Variable Sub-Account(s) of the Variable Separate Account shown in the Annuity Schedule. Should you request a transaction that would leave less than the Minimum Variable Sub-Account Amount or the Minimum Index Strategy Amount shown in the Annuity Schedule, we may, to the extent permitted by law, add the balance of your Account Value in the applicable Allocation Option to the transaction and close out your balance in that Allocation Option. Where permitted by law, you may authorize a third party to transfer Account Values on your behalf. Such authorization is subject to our acceptance and to the transfer restrictions described in the preceding paragraph. We may suspend or cancel our acceptance of the authorization at any time. We may restrict the Allocation Options available for transfers by such third party. If we do so, we will give the third party advance notice. We will not restrict the Allocation Options to which you are permitted to electively allocate or transfer Account Value if we receive evidence satisfactory to us that: (a) a court of competent jurisdiction has appointed such third party to act on your behalf; or (b) you have executed a power of attorney naming such third party to act on your behalf for insurance transactions. We may refuse to accept, or suspend or cancel our acceptance of, a power of attorney at any time. Transfers Among the Variable Sub-Accounts: You may transfer Account Value among the Variable Sub- Account(s) we make available at any time subject to our allocation and transfer rules. Your transfer request must be received by us in Good Order. We may limit the number of transfers between or among Variable Sub-

RILA/IND(5/21) 12 Account(s) in any Annuity Year for all existing or new Owners in order to preserve the tax status of your Annuity. In addition, in light of the risks that frequent transfers impose upon Owners and other investors in the Variable Separate Account(s) and/or Portfolios that serve as funding vehicles for the Variable Sub-Account(s), we may require transfer requests be in writing. Transfers Among the Index Strategy(ies): You may transfer Account Value among the Index Strategy(ies) according to the rules described here. Transfers from the Variable Sub-Account(s) to the Index Strategy(ies) may only occur on an Index Anniversary Date. Transfers from the Index Strategy(ies) that have reached the Index Strategy End Date to Index Strategy(ies) may only occur on an Index Anniversary Date. Transfers from the Index Strategy(ies) to the Variable Sub-Account(s) prior to the Index Strategy End Date will be at the Interim Value as described in the Index Strategy Endorsement. We will notify you in writing in advance of any Index Anniversary Date. Upon receipt of your instructions in Good Order for reallocation of the Account Value to or from an Index Strategy, we will process the reallocation on the Index Anniversary Date. If we do not receive instructions from you in Good Order, the Account Value in any Index Strategy that has reached the Index Strategy End Date will automatically be allocated to the same Index Strategy and Index Strategy Term. If the same Index Strategy is no longer available, or the Index Strategy Term goes beyond the Latest Available Annuity Date, Account Value in any Index Strategy that has reached the Index Strategy End Date will automatically be allocated to the Holding Account. OPERATION OF THE SEPARATE ACCOUNT(S) General: The assets supporting our obligations under the Annuity may be held in various accounts, depending on the obligation being supported. Assets supporting our obligations during the Accumulation Period are held in separate accounts. In the Payout Period, assets supporting annuity payments are held in our General Account. Separate Accounts: We are the owner of assets in the separate accounts. Income, gains and losses, whether or not realized, from assets allocated to these separate accounts, are credited to or charged against each such separate account in accordance with the terms of the annuities supported by such assets without regard to our general corporate operations or other income, gains or losses, or to the income, gains or losses in any other of our separate accounts. We will maintain assets in each separate account with a total market value at least equal to the reserve and other liabilities we must maintain in relation to the annuity obligations supported by such assets. Index Strategies Separate Account: Assets supporting the Index Strategies are held in a non-insulated and non-unitized separate account established under Arizona law. These assets are subject to the claims of the creditors of Prudential Annuities Life Assurance Corporation and the benefits provided under the Index Strategies are subject to the claims paying ability of Prudential Annuities Life Assurance Corporation. You do not have any interest in or claim on the assets in the Index Strategies Separate Account. In addition, amounts allocated to the Index Strategies do not participate in the performance of the assets held in the Separate Account. We are not obligated to invest according to specific guidelines or strategies except as may be required by Arizona and other state insurance laws. Variable Separate Account(s): This separate account(s) consists of the Variable Sub-Account(s) we make available with this Annuity as well as multiple Variable Sub-Accounts made available in other annuities issued by us. The Variable Separate Account(s) was established by us pursuant to Arizona law. The Variable Separate Account(s) may also hold assets of other annuities issued by us with values and benefits that vary according to the investment performance of the Variable Sub-Accounts. These assets may only be charged with liabilities which arise from such annuities. The amount of our obligations in relation to allocations to the Variable Separate Account(s) is based on the investment performance of the Variable Sub-Accounts. However, the guarantees provided under the Annuity are our general corporate obligations. The Variable Separate Account(s) is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940 (the "1940 Act") as a unit investment trust, which is a type of investment company. This does not involve any supervision by the SEC of the investment policies, management or practices of the Variable Separate Account(s).

RILA/IND(5/21) 13 Variable Sub-Accounts may invest in Portfolios. We may change the investment policy of any or all Variable Sub-Accounts, add Variable Sub-Accounts, eliminate Variable Sub-Accounts, combine Variable Sub-Accounts, restrict or prohibit additional allocations to certain Variable Sub-Accounts, limit access to Variable Sub-Accounts, or substitute Portfolios of Portfolios, subject to any required regulatory approvals. Please refer to the “Reserved Rights” section for additional information. Values and benefits based on allocations to the Variable Sub- Accounts will vary with the investment performance of the Portfolios, as applicable. We do not guarantee the investment results of any Variable Sub-Account. We may transfer assets of the Variable Separate Account(s), which we determine to be associated with the class of contracts to which this Annuity belongs, to another Variable Separate Account(s). If this type of transfer is made, the term "Variable Separate Account(s)" as used in this Annuity, shall include the Variable Separate Account(s) to which the assets were transferred. CHARGES General: The charges which are, or may be, deducted from your Annuity include, but are not limited to: any applicable Contingent Deferred Sales Charge, the Insurance Charge, Tax Charges, and any charges for any benefits provided by rider or endorsement. Contingent Deferred Sales Charge: A Contingent Deferred Sales Charge applies to Withdrawals (or a Surrender) taken during the Contingent Deferred Sales Charge Period that exceed any available free withdrawal amount. We calculate the Contingent Deferred Sales Charge by applying the applicable Contingent Deferred Sales Charge Percentage to the amount of the Withdrawal or Surrender that exceeds any available free withdrawal amount. The Contingent Deferred Sales Charge applicable to your Annuity is shown in the Annuity Schedule. Insurance Charge: The Insurance Charge only applies to the portion of Account Value invested in the Variable Sub-Account(s). The Insurance Charge consists of the Mortality and Expense Risk Charge and Administration Charge and is assessed on each Valuation Day as part of the net investment factor at the daily equivalent of the rate shown in the Annuity Schedule, certain endorsements and the Schedule Supplements of certain riders made a part of this Annuity. See the “Account Value” section of this Annuity for a description of how the Insurance Charge is deducted. For purposes of determining the level of Insurance Charge we use the Purchase Payment prior to the application of any fees, charges or Tax Charges, less the sum of all Partial Withdrawals and Required Minimum Distributions since the Issue Date. Tax Charges: The Annuity may include a charge generally intended to approximate any applicable premium tax, retaliatory tax and other taxes imposed on us by a state, municipality or other jurisdiction. In some cases the Tax Charges may be more, and in some cases less, than the actual amount of taxes we are required to pay with respect to a particular Annuity. We may, in our discretion, pay these taxes when due and deduct the Tax Charges from the Account Value at a later date. RIGHTS AND DESIGNATIONS You may exercise the rights, options and privileges granted in this Annuity or permitted by us. Your rights to make future changes under this Annuity terminate as of the date we receive notice of death of the decedent. The person upon whose death the Death Benefit is payable is referred to as the “decedent.” No rights of survivorship are provided except as provided herein. You make certain designations that apply to the Annuity. These designations are subject to our rules and to various regulatory or statutory requirements, depending on the use of the Annuity. These designations may include an Owner(s), an Annuitant, a Joint Annuitant, a Contingent Annuitant(s), a Beneficiary(ies), and a contingent Beneficiary(ies). Certain designations are required, as indicated below. We may not allow some designations, depending on your use of the Annuity. Owner(s): An Owner must be named. You may name more than one Owner; however, we may limit the number of Owners. If you name more than one Owner, all rights reserved to Owners are then held equally by all Owners. We require the consent in Good Order of all Owners and any other party with current vested rights for any transaction for which we require the written consent of Owners. However, if the Owners each provide us

RILA/IND(5/21) 14 with instructions that we find acceptable, we will permit an Owner to act independently on behalf of all the Owners with respect to those transactions which would otherwise require the written consent of all Owners. We will send all communications to the address of the first named Owner. Annuitant: You must name an Annuitant. You may name a Joint Annuitant or a Contingent Annuitant(s), subject to our approval. If an Annuitant who is not an Owner predeceases any Owner who is a natural person, not an entity: (a) If a Joint Annuitant is designated and alive, the Joint Annuitant becomes the Annuitant; or (b) If no Joint Annuitant is designated and alive, the designated Contingent Annuitant becomes the Annuitant; or (c) If no Contingent Annuitant is designated or alive, the Owner becomes the Annuitant; or (d) If no Joint Annuitant or Contingent Annuitant is designated or alive and there are multiple Owners who are natural persons, the oldest of such Owners becomes the Annuitant. Beneficiary(ies): The Death Benefit is payable to the Beneficiary(ies). You may designate one or more Beneficiaries and designate one or more classes of Beneficiaries: (i) primary Beneficiaries and (ii) contingent Beneficiaries. If you make such a designation, the proceeds are payable in equal shares to the survivors in the appropriate Beneficiary class, unless you request otherwise in Good Order. Unless otherwise required by law, if the primary Beneficiary(ies) predeceases the decedent as described in the Death Benefit section, the Death Benefit proceeds will become payable to the contingent Beneficiary(ies). If the Beneficiary(ies) dies after the death of the decedent, but before the Death Benefit proceeds are paid, the Death Benefit proceeds will be payable to the Beneficiary’s(ies’) estate(s) upon our receipt of Due Proof of Death of the decedent. If no Beneficiary is alive when the Death Benefit proceeds are determined or there is no Beneficiary designation, the proceeds are payable to any surviving Owner(s), including an Owner that is an entity. If there is no surviving Owner(s), the proceeds are payable to your estate. Changing Designations: You may request to change the Owner(s), Annuitant, Joint Annuitant, Contingent Annuitant, Beneficiary and contingent Beneficiary designations by sending us a request in Good Order. Such changes will be subject to our acceptance. Some of the changes we may not accept include, but are not limited to: (a) a new Owner(s) subsequent to the death of the Owner or, if there are multiple Owners, the first of such Owners to die, unless the change of Owner is the result of Spousal Continuation; (b) a new Owner such that the new Owner is older than the age for which we would then issue the Annuity as of the effective date of such change, unless the change of Owner is the result of Spousal Continuation if we then permit Spousal Continuation at the age of the proposed Owner; (c) any new Annuitant subsequent to the Annuity Date if the annuity option selected includes a life contingency; (d) any change to any Annuitant prior to the Annuity Date if the Owner is an entity; and (e) a designation change if the change request is received at our Service Office after the Annuity Date. If there is a change of Owner(s) or Annuitant, the Latest Available Annuity Date will be based on the age of the oldest Owner(s) or Annuitant once the change is made. The Annuity Date must: (a) be on or after the Earliest Available Annuity Date and on or before the new Latest Available Annuity Date; and (b) must be consistent with applicable laws and regulations at the time. A change of Owner or Annuitant will take effect on the date the notice of change is signed, unless otherwise specified by you, subject to any payments made or actions taken by us prior to our receipt of the notice in Good Order and our acceptance of the change. An Owner may seek to transfer ownership of the Annuity, subject to the interest of any assignee or beneficiary of record. We reserve the right to reject any ownership change at any

RILA/IND(5/21) 15 time, on a non-discriminatory basis for purposes of satisfying applicable law or regulation. We assume no responsibility for the validity or tax consequences of any change of ownership. Unless designated as "irrevocable", you may instruct us to change the Beneficiary. An irrevocable Beneficiary is one whose written consent is needed before you can change the Beneficiary or exercise certain other rights. A change of Beneficiary will take effect on the date the notice of change is signed, unless otherwise specified by you, subject to any payments made or actions taken by us prior to our receipt of the notice in Good Order. DISTRIBUTIONS General: We require you to submit a request in Good Order to our Service Office for any withdrawal or surrender. We may also require that you send your Annuity to our Service Office as part of any surrender request. Unless we receive instructions from you prior to a withdrawal, we will take the withdrawal first pro-rata from the Variable Sub-Account(s) in which your Account Value is allocated. Once the Account Value in all Variable Sub-Accounts has been depleted, we will deduct any remaining withdrawals pro-rata from the Index Strategy(ies) in which you have Account Value allocated. We price any distribution on the Valuation Day we receive all required materials in Good Order. Surrender: Full Surrender of your Annuity for its Surrender Value is permitted during the Accumulation Period. Partial Withdrawals: You may withdraw part of your Surrender Value. If the amount of the Partial Withdrawal request reduces your Account Value below the Minimum Surrender Value After a Partial Withdrawal shown in the Annuity Schedule, we may treat your request as a request for a full surrender. If a Partial Withdrawal occurs during an Index Strategy Term, each Index Strategy Base impacted will be reduced proportionally by the applicable amount that the Partial Withdrawal reduced the Index Strategy’s Interim Value immediately prior to the Partial Withdrawal. Free Withdrawals: Each Annuity Year you may withdraw a limited amount of Account Value without application of any applicable Contingent Deferred Sales Charge (“free withdrawal”). The Minimum Withdrawal Amount, the Maximum Free Withdrawal Percentage, and the Minimum Surrender Value After a Partial Withdrawal are shown in the Annuity Schedule Page. Free withdrawal amounts are not available if you surrender your Annuity. If you do not make a free withdrawal during an Annuity Year, you are not permitted to carry over the free withdrawal amount to a subsequent Annuity Year. Required Minimum Distributions: If your Annuity is being used for certain qualified purposes under the Internal Revenue Code, you may be required to begin receiving minimum distributions on a periodic basis from your Annuity. The total amount of the minimum distributions required under the Code may depend on other annuities, savings or investments you have. We will calculate a required minimum distribution amount each year, based solely on the value of this Annuity. The amount we calculate (“Required Minimum Distribution”) will not be based on any other annuities, savings or investments. We will notify you of the Required Minimum Distribution amount each year. If you choose to have the Required Minimum Distribution paid out from this Annuity, you must do so through a program we make available. If you choose to take your Required Minimum Distribution from this Annuity, unless we receive other instructions from you, we will take each Required Minimum Distribution first pro-rata from the Variable Sub-Account(s) in which your Account Value is allocated. Once the Account Value in all Variable Sub-Account(s) has been depleted, we will deduct any remaining Required Minimum Distribution pro-rata from the Index Strategy(ies) in which you have Account Value allocated. If the amount of the Required Minimum Distribution reduces your Account Value below the Minimum Surrender Value After a Partial Withdrawal, we may treat the distribution as a full surrender of the Annuity. After the Annuity Date, we will view the annuity payments as your Required Minimum Distributions with respect to the Annuity. If a Required Minimum Distributions occurs during an Index Strategy Term, each Index Strategy Base impacted will be reduced proportionally by the applicable amount that the Required Minimum Distribution reduced the Index Strategy’s Interim Value immediately prior to the Required Minimum Distribution. No applicable Contingent Deferred Sales Charge is assessed against amounts withdrawn as Required Minimum Distributions over your life or life expectancy, but only if we calculate the Required Minimum Distribution amount for this Annuity and you are participating in a systematic withdrawal program established for their payment. Any applicable Contingent Deferred Sales Charge may apply to amounts withdrawn to meet minimum distributions in

RILA/IND(5/21) 16 relation to other annuities, savings and investments you may have or to any minimum distributions that are based on this Annuity but which are not calculated by us. Amounts withdrawn as Required Minimum Distributions are considered to come first from the amounts available as a free withdrawal. DEATH BENEFIT Death Benefit: The amount of the Death Benefit is equal to the Account Value on the date we receive Due Proof of Death of the decedent. A Death Benefit is payable only if your Account Value at the time of the decedent’s death is greater than zero. If the Owner is a natural person, not an entity, the Owner is the decedent upon his or her death. If there is more than one Owner, each being a natural person, the first of such Owners to die is the decedent. If the Owner is an entity, and there is no Contingent Annuitant, then the Annuitant is the decedent and the Death Benefit is payable upon the Annuitant’s death or the first Annuitant to die if there are Joint Annuitants. If the Owner is an entity, and there is a Contingent Annuitant, no Death Benefit is payable upon the death of the Annuitant. The Contingent Annuitant may become the Annuitant. The Death Benefit is determined as of the date we receive Due Proof of Death of the decedent. Unless Spousal Continuation occurs on the date we receive Due Proof of Death, we transfer all amounts due each Beneficiary from whom we do not have payment instructions to the Holding Account until we receive such instructions in Good Order. In the event of death before the Annuity Date, the Death Benefit must be distributed within: (a) five years of the date of death of the decedent; or (b) as to each Beneficiary, Annuity Payments over a period not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary, with such distributions commencing over the applicable period within one year of the date of death. Except as noted below in the “Spousal Continuation” section, we assume that the Death Benefit is to be paid out under (a), above, unless we receive a different election. The Owner(s) may elect the method of payment to each Beneficiary, subject to our then current rules, prior to the date of death of the decedent. When no such election is made as to a specific Beneficiary, such Beneficiary must elect the method of payment within 60 days of the date we receive all required documentation in Good Order in order to pay the Death Benefit to that Beneficiary. If no election is made within 60 days, the default will be distribution within five years of the date of death of the decedent as noted in (a) above. The Owner may elect to have any amount of the proceeds due to a Beneficiary applied under any of the Annuity Payout Options described in the “Annuity Payment Options” section, or any other option we then make available. If you make such an election, a Beneficiary may not alter such an election. However, if you have not previously made such an election, a Beneficiary may make such an election as to the proceeds due that Beneficiary. The Beneficiary will be the “measuring life” for determining the amount of any annuity payments dependent on the continuation of life. We may require evidence satisfactory to us of the age of the measuring life prior to commencement of any annuity payments. In the event of death on or after the Annuity Date, we distribute any payments due subsequent to an Owner’s or Annuitant’s death at least as rapidly as under the method of distribution in effect as of the date of such Owner’s or Annuitant’s death. Spousal Continuation: We allow the spouse to continue the Annuity subsequent to a decedent’s death, subject to our rules and our receipt of Due Proof of Death. The situations where the Annuity may continue subsequent to a death will be determined by us. For example, these situations may include when on the date we receive Due Proof of Death of the decedent: (a) there is only one Owner of the Annuity and there is only one Beneficiary who is the Owner’s spouse, or

RILA/IND(5/21) 17 (b) there are two Owners who are married to each other on the date of death of the decedent, and the surviving Owner is the sole primary Beneficiary under the Annuity, or (c) there are two Owners who are married to each other on the date of death of the decedent, and no Beneficiary designation has been elected, in which case the surviving spouse Owner is the sole primary Beneficiary pursuant to the Beneficary(ies) section of this Annuity. Spousal Continuation may occur only once. Upon continuation of the Annuity by the Spouse, we will waive any applicable Contingent Deferred Sales Charge. Common Disaster: If an Owner and a Beneficiary die in a common disaster, it must be proved to our satisfaction that the Owner died first and the Beneficiary survived the Owner(s) (or Annuitant if entity owned) by at least 30 days. In this situation, the Death Benefit proceeds will be payable to the Beneficiary’s(ies’) estate(s) upon our receipt of Due Proof of Death of the Decedent. When there is insufficient evidence to determine the order of death, then, unless prohibited by law,we will deem the Owner to have survived the Beneficiary. If: (a) the Owner is an entity; (b) no Contingent Annuitant has been designated, we will deem the Annuitant to be the last survivor and pay the proceeds to any remaining Beneficiary, or if none, to any remaining contingent Beneficiary, or if none, to the Owner. ANNUITY PAYOUT OPTIONS General: This Annuity provides for payments under one of the Annuity Options described below. Any other available Annuity Options, in addition to those shown, may be selected with our consent. Certain Annuity Options may not be available, depending on the age of the Annuitant and any remaining Contingent Deferred Sales Charge if applicable. You will be the payee of the payments under the Annuity Option selected, unless we receive other instructions in Good Order. We may limit the length of any Annuity Option including, but not limited to, any default option and any period certain, to conform with applicable tax rules. Annuity payments can be guaranteed for a period certain and life, as described below. You may choose an Annuity Date, an Annuity Option and the frequency of annuity payments. Your choice of Annuity Date and Annuity Option may be limited, depending on your use of the Annuity. The Earliest Available Annuity Date and Latest Available Annuity Date as of the Issue Date are shown in the Annuity Schedule. You may change your choices at any time up to thirty days before any Annuity Date you selected. We must receive your request in Good Order. On the Annuity Date we apply the Account Value, less any applicable Tax Charges, to the Annuity Option you select. If you have not selected an Annuity Option, the default Annuity Option will be Option 1 with a certain period of 120 months (but not to exceed the life expectancy of the Annuitant at the time the Annuity Option becomes effective, as computed under applicable IRS tables). If, on the Annuity Date, the amount that would otherwise be applied to the Annuity Option is less than the Minimum Surrender Value at Annuitization on the Annuity Date, or the initial annuity payment is less than the Minimum Annuity Payment, we reserve the right to pay you the Account Value in one lump sum in full satisfaction of our obligations under this Annuity. The Minimum Surrender Value at Annuitization and the Minimum Annuity Payment are shown in the Annuity Schedule. Annuity Options: You may elect one of the Annuity Options listed below or any other Annuity Option we may make available. Annuity payments available on the Annuity Date will not be less than those provided by the application of an equivalent amount to the purchase of a single premium immediate annuity contract offered by us on the Annuity Date to the same class of Annuitants for the same Annuity Option. The basis of computation for each Annuity Option is shown in the Annuity Schedule. Option 1: Payments for Life with a Period Certain: We will pay equal periodic payments for the longer of the Annuitant’s remaining lifetime or a fixed period of time (the “Period Certain”). If this Annuity has Joint Annuitants, annuity payments will be based on the remaining lifetime of one Annuitant designated by the Owner. If the Annuitant dies after all annuity payments have been made for the Period Certain,

RILA/IND(5/21) 18 annuity payments shall end with the last scheduled annuity payment due before the Annuitant’s death. If you have not selected an Annuity Option this will be the default Annuity Option. Option 2: Joint and Last Survivor: We will pay equal periodic payments for the joint remaining lifetimes of Joint Annuitants. Annuity payments end with the last scheduled annuity payment due before the last surviving Annuitant’s death. We will not make any annuity payments to the Beneficiary under this option. We may require evidence satisfactory to us of the age of the Annuitant upon whose life payment amounts are calculated prior to commencement of any annuity payments. Death During the Payout Period: In the Payout Period, subsequent to the death of the Annuitant, we continue to pay any Period Certain payments (payments not contingent on the continuance of any life) to the Owner (or named payee, if requested by the Owner) or, if applicable, any named Beneficiary. If no Beneficiary has been named, any remaining Period Certain payments will be paid to your estate. Note that the Beneficiary designation during the Accumulation Period is applicable to the Payout Period unless you have indicated otherwise. Recovery of Excess Annuity Payments: Other than “Period Certain” payments, we may recover any annuity payments we have made after the Annuitant’s death under any annuity option. Annuity Payments: Annuity Payments under Option 1 and 2 above do not fluctuate. The Account Value on the Annuity Date, less any applicable Tax Charges, is used to determine the annuity payments. The payment amount will be determined based on the annuity rates for the annuity option and the frequency of payment selected. The annuity rates per $1,000 of value for Monthly Annuity Payments under Options 1 (assuming 120 Months Period Certain) and Option 2 above will not be less than those shown in the Annuity Tables in the Annuity Schedule. GENERAL PROVISIONS Claims of Creditors: To the extent permitted by law, no payment or value under this Annuity is subject to the claims of your creditors or those of any other Owner, any Annuitant, or any Beneficiary. Deferral of Transactions: We may defer any annuity payment for a period not to exceed the lesser of 6 months or the period permitted by law. If we defer a distribution or transfer from any annuity payout for more than thirty days, we will pay interest as required by state law. We may defer any distribution from any Allocation Option or any transfer from Allocation Options for a period not to exceed seven calendar days from the date the transaction is effected. In addition to the Allocation Rules provision, all transactions into, out of, or based on any Allocation Option may be postponed whenever: (1) the New York Stock Exchange is closed (other than customary holidays or weekends) or trading on the New York Stock Exchange is restricted as determined by the SEC; (2) the SEC permits postponement and so orders; or (3) the SEC determines that an emergency exists making valuation or disposal of securities not reasonably practical. Entire Contract: This Annuity, including the Annuity Schedule, any riders, endorsements, schedule supplements, and amendments that are made part of this Annuity, are the entire contract. This Annuity may be changed or modified only in a writing signed by our President, a Vice President, or Secretary. We are not bound by any promises or representations made by, or to, any other person. Evidence of Survival: Before we make a payment, we have the right to require proof of continued life and any other documentation we need to make a payment. We can require this proof for any person whose life or death determines whether or to whom we must make the payment. Facility of Payment: Subject to applicable law, we reserve the right, in settlement of full liability, to make payments to a guardian, conservator or other legal representative if a payee is legally incompetent. Incontestability: We will not contest this Annuity. Any statements made in applying for the Annuity are considered representations, not warranties.

RILA/IND(5/21) 19 Misstatement of Age or Sex: If there has been a misstatement of the age and/or sex of any person upon whose life any amounts we are obligated to determine in order to make any payment, including charges and annuity payments, the Death Benefit or any increase to Account Value under the “Spousal Continuation” section, we will adjust such amounts to conform to that for the correct age and/or sex. As to annuity payments: (a) any underpayments by us will be remedied on the next payment following correction with interest at a rate not less than that required by applicable law but not exceeding 6%; and (b) any overpayments by us will be charged against future amounts payable by us under your Annuity. Nonparticipation: The Annuity does not share in our profits or surplus earnings. Participation and Termination of Certain Programs We May Offer: To elect to participate in, or to terminate participation in, any program we may offer, we must receive your request in Good Order at our Service Office. Reports to You: We will provide you with reports at least once annually. You may request additional reports; we may charge up to $50 for each such additional report. Reserved Rights: In addition to rights specifically reserved elsewhere in this Annuity, we reserve the right to perform any or all of the following: (a) combine a Variable Sub-Account with other Variable Sub-Accounts; (b) combine the Variable Separate Account(s) shown in the Annuity Schedule with other "unitized" separate accounts; (c) combine the Index Strategies Separate Account with other “non-unitized,” “non-insulated” separate accounts; (d) deregister the Variable Separate Account(s) shown in the Annuity Schedule under the Investment Company Act of 1940; (e) operate the Variable Separate Account(s) shown in the Annuity Schedule as a management investment company under the Investment Company Act of 1940 or in any other form permitted by law; (f) make changes required by any change in the federal securities laws, including, but not limited to, the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, or any changes to the Securities and Exchange Commission’s interpretation thereof; (g) make changes that are necessary to maintain the tax status of your Annuity, any rider, amendment or endorsement attached hereto or any charge or distribution from your Annuity under the Internal Revenue Code; (h) to establish a provision for federal income taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Separate Account; (i) make any changes required by Federal or state laws with respect to annuity contracts; and (j) to the extent dictated by any Portfolio, impose a redemption fee or restrict transactions within any Variable Sub-Account. We reserve the right to modify this Annuity without receiving your prior consent, except as may be required by any applicable law, if we are required to make changes necessary to comply with state regulatory requirements, Internal Revenue Service ("IRS") requirements or other federal requirements. If an Index described in any Index Strategy Endorsement made a part of your Annuity is no longer available to us, or if the manner by which the Index is determined substantially changes, we will substitute a comparable Index. We would obtain any required regulatory prior approval. We will notify you and any assignee of the substitution. We may eliminate Variable Sub-Accounts, restrict or prohibit additional allocations to certain Variable Sub-Accounts, or substitute one or more new Portfolios for the one in which a Variable Sub-Account is invested in which case any reference to pro-rata allocations would include only those Variable Sub-Accounts that do not restrict or prohibit additional allocations. Substitutions may be necessary if we believe a Portfolio no longer suits the purpose of the Annuity. This may happen due to a change in laws or regulations, or a change in the investment objectives or restrictions of a Portfolio, or because the Portfolio is no longer available for investment, or for any other reason. We would obtain any regulatory prior approval. Riders or Endorsements: One or more riders or endorsements may be attached and made part of your Annuity as of the Issue Date or may be added later if we allow such later election at the time you so request. Such riders or endorsements may contain additional or different definitions and other provisions which may amend or replace the definitions and other provisions in your Annuity including, but not limited to, Allocation Options, surrenders, withdrawals, transfers, Spousal Continuation, and the Death Benefit. Charges may also apply to any benefit provided by rider or endorsement. Please refer to any applicable rider, endorsement and their respective schedule supplements for details regarding the impact on any provisions in this Annuity. Riders or endorsements pertaining to a benefit program, Allocation Option, or special program available as of the Issue Date of this Annuity may not be available in the future. Tax Reporting and Withholding: We comply with all applicable federal and state tax reporting and withholding laws and regulations with respect to this Annuity. Events giving rise to such tax reporting and withholding include,

RILA/IND(5/21) 20 but are not limited to: (a) annuity payments; (b) payment of Death Benefits; (c) other distributions from the Annuity; and (d) transfers and assignments. Transfers, Assignments or Pledges: Generally, your rights in this Annuity may be transferred, assigned or pledged for loans. However, these rights may be limited, depending on your use of the Annuity. You may assign this Annuity before the Annuity Date. No assignment of this Annuity shall be binding on us unless a request to assign this Annuity has been received in our Service Office in Good Order. Any assignment will be subject to any prior assignment of record. We will not consent if the assignment or other transfer would violate or result in noncompliance with any applicable state or federal law or regulation. We will not assume any responsibility for the validity, sufficiency or tax consequences of an assignment. However, we may require proof of the nature and extent of the assignee's interest before we make a payment to the assignee. Unless otherwise specified by the Owner in the request, the assignment shall take effect on the date the notice of assignment is signed by the Owner, subject to any payments made or actions taken by us prior to recording of the request at the Service Office.

RILA/IND(5/21) 21 INDIVIDUAL SINGLE PREMIUM DEFERRED INDEX-LINKED AND VARIABLE ANNUITY. NON-PARTICIPATING. PAYOUT OPTIONS ARE SPECIFIED IN THE ANNUITY. OTHER PAYOUT OPTIONS MAY BE MADE AVAILABLE.

RILA/IND(5/21) 22 IMPORTANT DISCLOSURES: [S&P 500®: FlexGuard Income is not sponsored, endorsed, sold or promoted by Standard & Poor's Financial Services LLC ("S&P"). Neither S&P nor its third party licensors makes any representation or warranty, express or implied, to the owners of FlexGuard Income or any member of the public regarding the advisability of investing generally or purchasing FlexGuard Income particularly or the ability of the S&P 500 Index (the "Index") to track general stock market performance. S&P's only relationship to Prudential is the licensing of certain trademarks and trade names of S&P and of the Index which is determined, composed and calculated by S&P without regard to Prudential or FlexGuard Income. S&P has no obligation to take the needs of Prudential or the owners of FlexGuard Income into consideration in determining, composing or calculating the Index. S&P is not responsible for and has not participated in the determination of the prices and amount of FlexGuard Income or the timing of the issuance or sale of FlexGuard Income or in the determination or calculation of the equation by which FlexGuard Income may be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of FlexGuard Income. NEITHER S&P, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE. The S&P®, S&P 500® are trademarks of Standard & Poor's Financial Services LLC and have been licensed for use by Prudential. MSCI EAFE: THE FLEXGUARD INCOME INDEX LINKED AND VARIABLE ANNUITY (“ FLEXGUARD INCOME”) IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. ("MSCI"). ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREA TING ANY MSCI INDEX (COLLECTIVELY, THE "MSCI PARTIES"). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY PRUDENTIAL. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF FLEXGUARD INCOME OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING GENERALLY OR PURCHASING FLEXGUARD INCOME OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO FLEXGUARD INCOME OR THE ISSUER OR OWNERS OF FLEXGUARD INCOME OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF FLEXGUARD INCOME OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF FLEXGUARD INCOME TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHlCH FLEXGUARD INCOME IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF FLEXGUARD INCOME OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FUND.

RILA/IND(5/21) 23 ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALlTY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF FLEXGUARD INCOME , OWNERS OF THE FUND, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILlTY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARITES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILlTY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILlTY OF SUCH DAMAGES. No purchaser, seller or holder of this product or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCl's permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI. Bloomberg Barclays U.S. Intermediate Credit Index: BLOOMBERG® is a trademark and service mark of Bloomberg Finance L.P. BARCLAYS® is a trademark and service mark of Barclays Bank Plc, used under license. Bloomberg Finance L.P. and its affiliates, including Bloomberg Index Services Limited (“BISL”) (collectively, “Bloomberg”), or Bloomberg’s licensors own all proprietary rights in the Bloomberg Barclays U.S. Intermediate Credit Index. Neither Barclays Bank PLC, Barclays Capital Inc., nor any affiliate (collectively “Barclays”) nor Bloomberg is the issuer or producer of FlexGuard Income and neither Bloomberg nor Barclays has any responsibilities, obligations or duties to owners of FlexGuard Income. The Bloomberg Barclays U.S. Intermediate Credit Index is licensed for use by Prudential as the Issuer of FlexGuard Income. The only relationship of Bloomberg and Barclays with the Issuer in respect of Bloomberg Barclays U.S. Intermediate Credit Index is the licensing of the Bloomberg Barclays U.S. Intermediate Credit Index, which is determined, composed and calculated by BISL, or any successor thereto, without regard to the Issuer or FlexGuard Income or the owners of FlexGuard Income. Additionally, Prudential as the Issuer of FlexGuard Income may for itself execute transaction(s) with Barclays in or relating to the Bloomberg Barclays U.S. Intermediate Credit Index in connection with FlexGuard Income. Owners purchase FlexGuard Income from Prudential and owners neither acquire any interest in Bloomberg Barclays U.S. Intermediate Credit Index nor enter into any relationship of any kind whatsoever with Bloomberg or Barclays upon purchasing FlexGuard Income. FlexGuard Income is not sponsored, endorsed, sold or promoted by Bloomberg or Barclays. Neither Bloomberg nor Barclays makes any representation or warranty, express or implied, regarding the advisability of purchasing in FlexGuard Income or the advisability of investing generally or the ability of the Bloomberg Barclays U.S. Intermediate Credit Index to track corresponding or relative market performance. Neither Bloomberg nor Barclays has passed on the legality or suitability of FlexGuard Income with respect to any person or entity. Neither Bloomberg nor Barclays is responsible for or has participated in the determination of the timing of, prices at, or quantities of FlexGuard Income to be issued. Neither Bloomberg nor Barclays has any obligation to take the needs of the Issuer or the owners of FlexGuard Income or any other third party into consideration in determining, composing or calculating the Bloomberg Barclays U.S. Intermediate Credit Index. Neither Bloomberg nor Barclays has any obligation or liability in connection with administration, marketing or trading of FlexGuard Income. The licensing agreement between Bloomberg and Barclays is solely for the benefit of Bloomberg and Barclays and not for the benefit of the owners of FlexGuard Income, investors or other third parties. In addition, the licensing agreement between Prudential and Bloomberg is solely for the benefit of Prudential and Bloomberg and not for the benefit of the owners of FlexGuard Income, investors or other third parties. NEITHER BLOOMBERG NOR BARCLAYS SHALL HAVE ANY LIABILITY TO THE ISSUER, OWNERS OR OTHER THIRD PARTIES FOR THE QUALITY, ACCURACY AND/OR COMPLETENESS OF THE BLOOMBERG BARCLAYS U.S. INTERMEDIATE CREDIT INDEX OR ANY DATA INCLUDED THEREIN OR FOR INTERRUPTIONS IN THE DELIVERY OF THEBLOOMBERG BARCLAYS U.S. INTERMEDIATE

RILA/IND(5/21) 24 CREDIT INDEX. NEITHER BLOOMBERG NOR BARCLAYS MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER, THE OWNERS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE BLOOMBERG BARCLAYS U.S. INTERMEDIATE CREDIT INDEX OR ANY DATA INCLUDED THEREIN. NEITHER BLOOMBERG NOR BARCLAYS MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EACH HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE BLOOMBERG BARCLAYS U.S. INTERMEDIATE CREDIT INDEX OR ANY DATA INCLUDED THEREIN. BLOOMBERG RESERVES THE RIGHT TO CHANGE THE METHODS OF CALCULATION OR PUBLICATION, OR TO CEASE THE CALCULATION OR PUBLICATION OF THE BLOOMBERG BARCLAYS U.S. INTERMEDIATE CREDIT INDEX, AND NEITHER BLOOMBERG NOR BARCLAYS SHALL BE LIABLE FOR ANY MISCALCULATION OF OR ANY INCORRECT, DELAYED OR INTERRUPTED PUBLICATION WITH RESPECT TO THE BLOOMBERG BARCLAYS U.S. INTERMEDIATE CREDIT INDEX. NEITHER BLOOMBERG NOR BARCLAYS SHALL BE LIABLE FOR ANY DAMAGES, INCLUDING, WITHOUT LIMITATION, ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, OR ANY LOST PROFITS, EVEN IF ADVISED OF THE POSSIBLITY OF SUCH, RESULTING FROM THE USE OF THE BLOOMBERG BARCLAYS U.S. INTERMEDIATE CREDIT INDEX OR ANY DATA INCLUDED THEREIN OR WITH RESPECT TO FLEXGUARD INCOME. None of the information supplied by Bloomberg or Barclays and used in this publication may be reproduced in any manner without the prior written permission of both Bloomberg and Barclays Capital, the investment banking division of Barclays Bank PLC. Barclays Bank PLC is registered in England No. 1026167, registered office 1 Churchill Place London E14 5HP.]